Exhibit 10.58
OPEN-ENDED EMPLOYMENT AGREEMENT

BETWEEN THE UNDERSIGNED:

Coty SAS, simplified joint stock company with capital of 22,905,465 euros, registered with the Commerce and Companies Register of Paris under number 394 710 552, whose registered office is at 14, rue du 4 septembre - 75002 Paris, represented by Mr. Géraud-Marie Lacassagne acting as President (hereinafter referred to as the “Company”)

Party of the first part,

And

Mr. Sébastien Froidefond, of French nationality, born April 12, 1968, residing [Paris, 282 bd raspail, 75014] and whose social security number is XXXXXXXXXXX (hereinafter referred to as the "Employee")

Party of the second part,

The company Coty SAS and Mr. Froidefond are hereinafter collectively referred to as the "Parties."

IT HAS BEEN AGREED AS FOLLOWS

The declaration prior to the hiring was made with the URSSAF of Paris.

The Employee may contact this organization to exercise his right of access and opposition provided under Act No. 78-17 of January 6, 1978.

ARTICLE 1- CONDITIONS OF ENGAGEMENT

The Company wishes to engage the services of the Employee, who accepts the position offered to him by the means provided as a part of this open-ended agreement (hereinafter the “Agreement”).

The provisions of the Agreement constitute the entire agreement between the Company and the Employee regarding the subject of the Agreement.

Accordingly, the provisions of the Agreement supersede and automatically cancel those contained in any document, correspondence or written or oral communication exchanged between the Parties or between Mr. Froidefond and any other company from Coty Group (hereinafter the "Group") before signing the Agreement and relating to the subject of the latter.

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For the purposes of this Agreement, the term “Group” means any company and its subsidiaries and affiliated companies controlling, directly or indirectly, Coty SAS, and any company and its subsidiaries and affiliated companies controlled, directly or indirectly, by Coty SAS.

The Company engages the Employee no later than September 1, 2015, subject to the results of the recruitment medical examinations.

The Employee who accepts this engagement declares that he does not have ties to any other company except the company n-Spire SAS in which he holds office as President without executive power and he declares that he has left his previous employment free of any commitment, in particular, commitment to non-competition.

The Agreement is governed by the legislative and regulatory provisions in force and by those resulting from the collective agreement applicable to the Company, currently the Convention Collective de la Chimie [Chemical Industry Collective Agreement] (hereinafter the "Collective Agreement"), and by the particular conditions indicated herein. It is specified that the reference to the applicable collective agreement applicable to this Agreement is indicative and shall not cause the benefits provided by it to be included in this Agreement.

ARTICLE 2 - FUNCTION AND CLASSIFICATION

The Employee is hired as Director of Human Resources for the Group.

Given the classification of the Collective Agreement, the functions of the Employee correspond to the status of senior manager, group V coefficient 880.

As part of his duties, the Employee will be placed under the authority and will act under the instructions of the President of the Company or any delegate. The Employee will sit on the Company's Management Committee (“CODIR”).

The duties of the Employee are by nature always evolving and can be adapted according to the operating needs of the Company. If necessary, the Employee undertakes to perform any training that the company would request.

ARTICLE 3: TRIAL PERIOD

This Agreement is concluded for an indefinite period without a trial period.

ARTICLE 4: DURATION OF WORK

The Employee expressly acknowledges that, given his level of responsibility within the Company, his high level of compensation and management duties involving total independence with regard to the organization of his work and broad autonomy in judgment,

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initiative and decision making, the Employee is considered a senior officer within the meaning of French law and the provisions of the Collective Agreement.

Because of this status and the provisions of the law, the Employee expressly acknowledges not being subject to any statutory provision or collective agreement provision related to work hours.

ARTICLE 5: WORK LOCATION
For information purposes, the Employee shall perform his functions primarily at the Company's registered office, currently located at 14 rue du 4 septembre 75002 Paris.

Additionally, the nature of his duties will require the Employee to make frequent business trips in France and abroad. Travel costs that are necessary for the proper completion of the Employee's mission shall be reimbursed in accordance with the provisions of Article 8 below.

The Employee's work location may be moved to London before September 1, 2016, to which the Employee expressly agrees. In this event, an employment agreement under English law would be concluded with the host entity, to which the Employee expressly agrees.

If the Employee's work location must be moved to London, the Employee would receive a benefit to cover the costs of (i) education, (ii) health insurance and (iii) relocation under the Company's internal regulations.

ARTICLE 6: COMPENSATION

6.1     Gross fixed annual flat-rate compensation

In compensation of his duties, the Employee shall receive a gross annual flat-rate salary of 300,000 (three hundred thousand) euros payable in 12 equal monthly payments.

If the Employee is to be based in London before September 1, 2016, the Employee would receive, as of the date of his transfer to London, a gross annual flat-rate salary of 270,000 (two hundred seventy thousand) Pounds payable in 12 equal monthly payments, to which the Employee expressly agrees.

6.2     Gross annual variable compensation
In addition to the fixed compensation indicated above, the Employee will be entitled to payment of variable target-based compensation of 60% of his gross fixed annual flat-rate compensation paid under the terms of Article 6.1 above. The payment of this variable compensation is conditional on the presence of the Employee on the date of payment.
The objectives, qualitative and/or quantitative, as well as the calculation methods serving as the basis for determining the variable compensation will be decided unilaterally by the Company.

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ARTICLE 7 - ELIGIBILITY FOR BONUS SHARE PLAN

Note, for information purposes, that the Employee will be eligible for bonus share plans currently in force within the Company and may, under pre-conditions of those plans, be awarded bonus shares for an annual value of 600,000 dollars after decision of the Board of Directors of the Company and its Compensation Committee.

ARTICLE 8 – COMPANY CAR

For use in fulfilling his duties, the Company will provide the Employee with a company car under the terms of the policy in force within the Company.

In this respect, the Employee confirms the possession of a valid driver's license and agrees to immediately inform the Company of any changes regarding his license.
The Employee will be authorized to use the company car for personal use. Any violation or fine the Employee must pay due to violation of the traffic laws as part of his personal or business use of the vehicle will not be paid by the Company.

The use of a company car for personal needs is a benefit in kind which will have to be accounted for with regard to taxes for calculating social contributions. The Company agrees to apply the formula for assessing the most favorable in kind benefit to the Employee, in compliance with regulations in force.

In the event of an accident, the Employee must within 48 hours inform the Company and the insurance company, stating the circumstances of the accident.

The car made available to the Employee must be returned to the Company in the event of breach of the Agreement for any reason whatsoever, upon the effective termination of the Agreement, or before, with the consent of the Employee.

The Company reserves the right to later modify the terms of use of the company car.

ARTICLE 9: BUSINESS EXPENSES

The Employee agrees to obtain, in their name, an American Express credit card which will be used for the payment of expenses incurred during the performance of his duties. The Employee will be responsible for monthly payments resulting from the use of this card, and will receive, subject to producing documentation of expenses, reimbursement of business expenses

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incurred, in accordance with the travel and reimbursement policy in effect within the Company.

ARTICLE 10 – PAID LEAVE

The Employee shall receive a number of days of paid vacation determined under the legal and contractual provisions in effect within the Group, the length of the leave period being determined by agreement between the Employee and the supervisor taking into account the needs of the business.
No leave will be authorized to carry over to the next year without written consent of the Company.

ARTICLE 11 - ILLNESS - INCAPACITY - ACCIDENTS

In case of illness, accident or physical incapacity, the Employee must notify the Company on the same day, unless there is a major obstacle, and shall document it by producing a medical certificate within 48 hours.

If an extended amount of time will be taken off from work, the Employee shall at that time submit a medical certificate justifying the extension.

ARTICLE 12 - PERSONAL DATA

The Employee accepts that the Company collects, stores and processes personal data that the Employee may provide the Company and associate it with his duties under this Agreement including, but not limited to, administering and updating personal records, payment and revaluation of salaries and other compensation or benefits, for evaluation and performance interviews, or to keep record of any absences.

The Employee acknowledges and accepts that the Company may, within the framework of its responsibilities and obligations as an employer, be required to disclose personal information about the Employee after the end of this Agreement. The Employee acknowledges that this does not affect his rights under Act No. 78-17 of January 6, 1978.

ARTICLE 13 - OBLIGATIONS

The Employee agrees to comply with Management's instructions regarding conditions of performance of work and to comply with the rules governing its internal operation, particularly the Company's Internal Regulations.

The Employee also agrees to promptly notify the Company of any changes in the information reported during engagement (address, family status, etc.).

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ARTICLE 14 - CONFIDENTIALITY

The Employee shall have, independent of his general obligation of discretion and professional confidentiality, a duty of absolute discretion with regard to all Confidential Information (as defined below) with which he is likely to come in contact in the course of his duties or association with the Company.

Accordingly, as of the effective date of this Agreement and after the end of the Agreement, the Employee agrees not to use or disclose to third parties any Confidential Information except (i) in the performance of his duties under this Agreement, (ii) if it is otherwise required by law, regulation or legal process, or (iii) if requested by an authority, agency or government institution.

For the purposes of this Agreement, the term “Confidential Information” means any proprietary or confidential information relating to the Company and the Group, customers of the Company or the Group, or any other party with whom the Company or the Group has business relationships or could provide the Company and/or the Group with a competitive advantage, and includes, but is not limited to, trade secrets; inventions (patentable or not); technological or business processes; plans related to the business, products, strategy, marketing; negotiation strategies; sales or other forecasts; financial information; customer lists or other material protected as intellectual property; information on compensation and benefits; public data compilations that become confidential and proprietary because of their compilation by the Company or one of the companies of the Group for use as part of its business; and records (including electronic records, video or audio) and oral communications that include Confidential Information. The Employee must also comply with any duty of confidentiality to which the Company may be bound with regard to third parties that the Employee knows or should know, whatever the source. The information cannot be considered Confidential Information if it is or becomes generally available to the public by means other than unauthorized disclosure, an action or decision on the part of the Employee or disclosure by any other person who directly or indirectly receives such information through the Employee. Considering the value attached to the Confidential Information, the Company takes steps to ensure its privacy and conserve its secrecy. Confidential Information may be copied, disclosed or used by the Employee in connection with the performance of his duties within the limits of what is necessary for the business of the Company and, where applicable, in compliance with agreements associating the Company with third parties. If the communication of information covered by this duty of confidentiality is required from the Employee, whether or not the disclosure is part of a judicial procedure, the Employee must inform the Company and obtain its written consent prior to any disclosure.

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ARTICLE 15 - EXCLUSIVITY

During the execution of this Agreement, the Employee:

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must devote, throughout his work, all his activity and all his care to the Company, and is therefore prohibited, except by prior written agreement between the parties, from conducting another professional activity, either on his own behalf or that of third parties;

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is prohibited, except by prior written agreement between the parties, from pursuing an interest directly or indirectly, in any manner and for any reason whatsoever (as employee, self-employed, sole proprietorship, partner, corporate officer, or sponsor, etc.) in any business created or being created that could compete with the Company.

ARTICLE 16 - NON SOLICITATION

In the event of termination of this Agreement for any reason whatsoever, for a period of 24 months from the date of his departure from the Company, the Employee is prohibited, either on its own behalf or on behalf of third parties, be it a natural person or a legal person, from directly or indirectly:

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soliciting or attempting to divert, from the Company or the Group, customers or any natural or legal person in business with the Company (provider or other) or the Group, with which the Employee was in contact during the 12 months preceding the date the Agreement was terminated;

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offering a job to anyone who was, on the date on which this Agreement was terminated or during the preceding 12 months, an intern, an employee, a consultant or a corporate officer of the Company or of any company that is or will be affiliated or associated with it, or attempting by any means whatsoever, directly or indirectly, to persuade or induce a person to accept another job or leave the Company or the Group.

ARTICLE 17 -NON COMPETITION

Given the nature and importance of the duties performed by the Employee within the Company, the information and knowledge that he may acquire now or in the future at the Company, through training and experience, but also the particularly competitive nature of the market in which the Company is evolving, the Employee is prohibited, except with prior written consent of the Company, in the event of termination of this employment agreement by either party for any reason whatsoever:

-	From acquiring, directly or indirectly, a stake in a company conducting a business that competes with the Company or one of the companies in the Group;

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From entering into the service, including as an employee, corporate officer or consultant, of a company competing directly or indirectly with the business, services or products of the Company or one of the companies of the Group;

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From creating or undertaking, directly or indirectly, through an intermediary, a business of the same or similar nature or collaborate directly or indirectly, including as an employee, corporate officer or consultant in such business, and more generally, any activity relating to the business sector of the Company.

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From soliciting or approaching, directly or indirectly, business partners of the Company or the companies in the Group for purposes other than the development of the Company, including for the purpose of encouraging them to end their business relationship with the Company or one of the companies of the Group.

For the purposes of this clause, a competing business activity is defined as any activity in the perfume, makeup, cosmetics or hair products industries.

This competition ban shall apply for a period of 24 months from the date of effective departure of the Employee and is limited to the following geographical areas: Europe and the United States.

In consideration of this non-compete obligation, the employee will receive a monthly compensation of an amount equal to 2/3 of his gross monthly salary, calculated on the basis of his compensation, as defined in Article 6.1 of this Agreement, received during the 12 months preceding the notification of termination.
In case of violation of this clause, the Employee shall pay the Company a sum fixed by mutual agreement at one year's gross salary calculated on the basis of his compensation (defined in Articles 6.1 and 6.2 of this agreement) received during the 12 months preceding the notification of termination. The Company will be released from its commitment to pay financial compensation.

The payment of this indemnity by the Employee shall not deprive the company of its right to sue for compensation for loss actually suffered and to order under penalty the cessation of competitive activity and the repayment of amounts paid by the Company to the Employee under this non-compete clause.

In accordance with the provisions of the Collective Agreement, the Company may unilaterally remove the non-compete clause during the performance of the employment agreement, it being specified that, under the terms of the Collective Agreement, the deletion will take effect only if the Employee is not laid off within one year after the notification of the deletion.

In compliance with the provisions of the Collective Agreement, if the Company breaks this Agreement for any reason whatsoever, it may, with the agreement of the person concerned, release him in writing from his non-compete obligation at the time of the break. In this case, the previously agreed

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monthly compensation will be paid to the Employee for a period of 3 months from the effective termination of his duties within the Company.

In accordance with the provisions of the Collective Agreement, if the Employee breaks this Agreement, he must remind his employer explicitly in writing of this non-compete clause. The Company will then have a period of three weeks to release itself from paying the non-compete compensation provided for previously by releasing the Employee in writing of his non-compete obligation. In this case, the monthly compensation previously provided for will be paid to the Employee for a period of three months from the effective termination of his duties within the Company.

ARTICLE 18 – RETURN OF EQUIPMENT

During the execution or at the end of this Agreement, for any reason whatsoever, the Employee shall return, upon request of the Company, in particular, all documents, drawings, notes, memoranda, floppy disks, manuals, reports, specifications, tools, formulas and all other property given to him as part of the performance of his duties and any media on which the Employee stored or recorded data and information about the Company or one of the companies of the Group.

The Employee acknowledges that the documents, information and assets mentioned above are the exclusive property of the Company, and that he is not granted any right of retention.

ARTICLE 19 - SOCIAL BENEFITS

The Employee will be affiliated with the Company's customary pension fund.

He will receive benefits from the mandatory collective scheme for welfare and healthcare costs. The share of contributions from the Employee will be deducted from his pay.

He will receive the benefits granted to senior officers at the same level as the Group.

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Executed in Paris on August 24, 2015

In two copies, one for each party

/s/ Géraud-Marie Lacassagne	/s/Sébastien Froidefond
For the company Coty SAS	Mr. Sébastien Froidefond
Géraud-Marie Lacassagne, President